Exhibit 10.41
                                 -------------



                        PARADIGM MEDICAL INDUSTRIES, INC.

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (the "Agreement") is made and entered into effective as of this 3rd day of September, 2002, by and between PARADIGM MEDICAL INDUSTRIES, INC. (the "Company"), a corporation organized under the laws of the State of Delaware, and MARK R. MIEHLE ("Consultant"), a resident of the State of Alabama.

         WHEREAS, the Company desires to retain Consultant to render such services and to perform such duties for the Company as Consultant shall reasonably be asked to perform, and Consultant desires to render such services and to perform such duties for the Company pursuant to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                               TERMS OF AGREEMENT

Section 1 -  Consultation Services
----------------------------------

         1.1 For a period of six (6) months (the "Term") commencing on the date of this Agreement, Consultant agrees to make himself available from time to time as requested by the Company to advise and consult with the Company concerning any and all aspects of the business operations of the Company. Consultant agrees to provide such services during the Term of this Agreement for not less than five (5) days during each of the six (6) months of the Term.

         1.2 This Agreement shall automatically renew for an additional successive six (6) month period (the "Renewal Term") unless the Company delivers to Consultant, at least thirty (30) days prior to the end of the Term of this Agreement, written notice of the Company's intent not to renew the Agreement. Consultant agrees to provide services during the Renewal Term of this Agreement for not less than three (3) days during each month of the Renewal Term.

Section 2 - Consulting Fee
--------------------------

         2.1 In consideration of Consultant's consulting services during the Term of the Agreement, the Company agrees to pay Consultant a consultant fee (the "Consultant Fee") in the aggregate sum of $30,000. Each monthly installment of the Consultant Fee during the Term of the Agreement shall be $5,000. Such Consulting Fee shall be calculated at the rate of $1,000 for each day of consulting services. However, the Company may, at its sole discretion, agree in writing with Consultant for additional consulting services to be performed by Consultant at the rate of $1,000 per day.


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         2.2 In  consideration  of Consultant's  consulting  services during the
Renewal Term of the Agreement, the Company agrees to pay Consultant a Consultant Fee. Each monthly installment of the Consultant Fee during the Renewal Term of the Agreement shall be a minimum of $3,000. Such Consultant Fee shall be calculated at the rate of $1,000 for each day of consulting services.

         2.3 The Consultant Fee shall be paid in equal monthly installments with the first installment due thirty (30) days from the date of this Agreement and with subsequent monthly installments due on the same day of each month thereafter during the period the Agreement is in effect.

Section 3 - Termination
-----------------------

         3.1 The Company may terminate this Agreement at any time during the Renewal Term at its sole discretion upon written notice to Consultant, at least thirty (30) days prior to such termination, of the Company's intent to terminate the Agreement.

         3.2 The Company may also terminate this Agreement at any time during the Term or the Renewal Term if the Company determines that Consultant has made, or aided and abetted in making, false or misleading statements or disclosed Confidential Information (as defined below) about the Company on the internet, including any message board or chat room. . Section 4 - Covenant Not to Compete

         4.1 Covenant. Consultant hereby covenants and agrees that during the Term of this Agreement and for a period of six (6) months thereafter, he will not, except as a director, officer, employee or consultant of the Company, or any subsidiary or affiliate of the Company, directly or indirectly own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be connected with (as director, officer, employee, consultant, agent, independent contractor of otherwise) products that are the same or substantially similar in nature to, and within the field of use of, the products that the Company manufactures, distributes, markets or sells in the State of Utah and each of the other states in the United States and each foreign country (whether directly or indirectly through subsidiaries, affiliates, franchisees, licensees, representatives, agents or otherwise).

         4.2 Non-Solicitation Agreement. Consultant shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company (or any subsidiary or affiliate), during the Term of this Agreement and for a term of six (6) months thereafter; provided however, that this paragraph shall not preclude Consultant from giving an employment reference at the request of any employee of the Company or at the request of a prospective employer of such employee.


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         4.3 Unique and Essential  Nature of Services of Consultant.  Consultant
understands and acknowledges that the Company is entering into this Agreement in reliance upon the unique and essential nature of the personal services Consultant is to perform as a Consultant to the Company and that irreparable injury would befall the Company or its subsidiaries or affiliates should Consultant serve a competitor of, or compete with, the products of the Company or any of its subsidiaries or affiliates.

         4.4 Injunctive and Equitable Relief. Consultant covenants and agrees that the Company's remedy at law for any breach or violation of the provisions of this Paragraph 4 is inadequate and that, in the event of any such breach or violation, the Company shall be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which it may be entitled.

         4.5 Acknowledgment of Reasonableness of Restrictions. Consultant specifically acknowledges and agrees that the six-month post-consulting limitation upon his activities as specified above are reasonable limitations as to time and place upon such activities and that the restrictions are necessary to preserve, promote and protect the business, accounts and goodwill of the Company and impose no greater restraint than is reasonably necessary to secure such protection.

         4.6 Limitation on Scope or Duration. In the event that any provision of this Paragraph 4 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Paragraph 4 and, to the fullest extent permitted by law, this Paragraph shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable but rather to provide the broadest protection to the Company permitted by law.

Section 5 - Confidential Information Agreement.
----------------------------------------------

         5.1 Consultant agrees that Consultant will keep confidential and will not for a period of the lessor of (i) five (5) years from the date of this Agreement, or (ii) at such time such information becomes part of the public domain, disclose, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any information, trade secrets, customer information, marketing information, sales information, cost information, technical data, know-how, secret processes, discoveries, methods, patentable or unpatentable ideas, formulae, processing techniques or technical operations relating to the business, business practices, methods, products, processes, equipment or any confidential or secret aspect of the business of the Company (collectively, the "Confidential Information") without the prior written consent of the Company. Upon the termination of this Agreement for any reason, and at any time prior thereto upon request by the Company, Consultant shall return to the Company all written records of any Confidential Information, together with any and all copies of such records, in Consultant's possession. Any Confidential Information which Consultant may conceive of or make during the Term of this

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Agreement  shall be and remain the  property of the Company.  Consultant  agrees promptly to communicate and disclose all such Confidential Information to the Company and to execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment thereof to it.

Section 6 - Warranties and Representations
------------------------------------------

         6.1 Each party represents to the other party and warrants that such party has all of the requisite power and authority to enter into this Agreement and to perform each and every term, provision, and obligation of this Agreement and that neither the execution nor delivery of this Agreement shall conflict with or result in a breach of the terms, provisions, or obligations of, or constitute a default under, any other agreement or instrument under which such party is obligated.

Section 7 - Assignment
----------------------

         7.1 This Agreement is personal to the Consultant and the Consultant shall not have the right to assign or otherwise transfer in whole or in part his duties under this Agreement.

         7.2 The Company shall have the right to assign or transfer in whole or in part its rights and obligations under this Agreement, provided that no assignment or transfer by the Company shall be deemed effective unless and until such assignee or transferee has agreed in writing to be bound by the terms and provisions of this Agreement; in such event, the term the "Company" as used herein shall include such assignee or transferee.

Section 8 -Taxes
----------------

         8.1 Consultant is an independent contractor and is not an employee of the Company. Consultant shall be solely responsible for the payment and discharge of any taxes, withholdings, or duties imposed by any government or governmental agency relating to any Consulting Fees paid to him under this Agreement. The Company may, at its option, deduct from the Consulting Fees set forth in this Agreement, an amount equal to such taxes, withholdings, or duties.

Section 9 - Notices
-------------------

         9.1 All notices, demands, and other communications under this Agreement shall be in writing and shall be transmitted by certified or registered mail, postage prepaid, or by reputable private express courier, or by telex or telegram or by facsimile transmission to the parties at the following locations or facsimile numbers:


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                  (a)  In the case of the Company:

                           Paradigm Medical Industries, Inc.
                           2355 South 1070 West
                           Salt Lake City, UT 84119
                           Attn: Chief Executive Officer
                           Facsimile Number: (801) 575-5006

                  (b)  In the case of Consultant:

                           Mark R. Miehle
                           1134 Greymoor Road
                           Birmingham, AL 35242
                           Facsimile Number: (205) 980-9249

The parties hereto may give written notice of change of address and, after such notice has been received, any notice or request shall thereafter be given to such party at the changed address.

Section 10 - Applicable Law
---------------------------

         10.1 The validity and interpretation of this Agreement shall be governed by and enforced and interpreted under and in accordance with the laws of Utah as such law shall from time to time be in effect.

Section 11 - Attorney's Fees
----------------------------

         11.1 In the event there is a default under this Agreement and it becomes reasonably necessary for any party to employ the services of an attorney, either to enforce or terminate this Agreement, with or without litigation, the losing party or parties to the controversy arising out of the default shall pay to the successful party or parties reasonable attorney's fee and, in addition, such costs and expenses as are incurred in enforcing or in terminating this Agreement.

Section 12 - General Provisions
-------------------------------

         12.1 The parties hereto have read this Agreement and agree to be bound by all its terms. The parties further agree that this Agreement shall constitute the complete and exclusive statement of the Agreement between them and supercedes all proposals, oral or written, and all other communications between them.

         12.2 No agreement changing, modifying, amending, extending, superceding, or discharging this Agreement or any provisions hereof shall be valid unless it is in writing and is signed by a duly authorized representative of the party or parties to this Agreement.


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         12.3 The provisions of this  Agreement are severable,  and in the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         12.4 The failure of any of the parties hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or the failure to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. The failure by any of the parties hereto to enforce any of said provisions, rights, or elections shall not preclude or prejudice such party from either enforcing or exercising the same or any other provisions, rights, or elections which it may have under this agreement. Any consent by any party to, or waiver of, a breach of this Agreement by the other party (whether expressed or implied) shall not constitute a consent to, a waiver of, or excuse of different or substitute breach. All remedies herein conferred upon any party shall be cumulative and no one shall be exclusive of any other remedy conferred herein by law or equity.

         12.5 The Company and Consultant, except as provided herein, each shall bear all costs and expenses incurred in the performance of their respective duties under this Agreement. However, the Company shall reimburse Consultant for all reasonable business expenses when approved in advance by the Company.

         12.6 This Agreement shall be binding not only upon the parties hereto, but also upon, without limitation thereto, their successors, heirs, devises, divisions, subsidiaries, officers, directors, employees, agents, representatives, and any and all persons or entities in privity with them or having notice of this Agreement.

         12.7 Headings used in the Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

         12.8 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which constitute one and the same Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first mentioned above.

                                  THE COMPANY:

                                  PARADIGM MEDICAL INDUSTRIES, INC.



                                  By    /s/ Heber C. Maughan
                                  ----------------------------------------------
                                  Heber C. Maughan, Interim Chief Executive
                                  Officer, Vice President of Finance and
                                  Chief Financial Officer


                                  CONSULTANT:



                                  /s/ Mark R. Miehle
                                  ----------------------------------------------
                                  Mark R. Miehle



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